 SWIFT ENERGY COMPANY
N E W S
FOR IMMEDIATE RELEASE
COMPANY CONTACT
Scott A. Espenshade
Director of Corporate Development
    and Investor Relations
(281) 874-2700, (800) 777-2412

SWIFT ENERGY ANNOUNCES FIRST QUARTER 2007 RESULTS:

EARNINGS OF $27.6 MILLION, OR  $0.90 PER DILUTED SHARE, AND

CASH FLOW* OF $90.6 MILLION, OR $2.97 PER DILUTED SHARE

HOUSTON, May 3, 2007 – Swift Energy Company (NYSE: SFY) announced today net income of $27.6 million for the first quarter of 2007, or $0.90 per diluted share, a 26% decrease compared to $37.3 million in net income, or $1.24 per diluted share, earned in the first quarter of 2006.  Adjusted cash flow from operations (*cash flow before working capital changes, a non-GAAP measure - see page 6 for reconciliation to the GAAP measure) decreased 1% to $90.6 million, or $2.97 per diluted share, compared to $91.6 million, or $3.05 per diluted share, for the first quarter of 2006.

Production increased 6% for the first quarter of 2007 to 17.5 billion cubic feet equivalent (“Bcfe”) from the 16.6 Bcfe produced in the first quarter of 2006 due to the recent South Louisiana acquisitions and increased output at Lake Washington.  Production decreased sequentially 6% from the 18.6 Bcfe produced in the fourth quarter of 2006, due primarily to natural production declines and maintenance in New Zealand as well as facility downtime from maintenance and repairs in the Lake Washington field.  First quarter 2007 production included domestic production of 15.2 Bcfe, a 19% increase, and 2.3 Bcfe produced in New Zealand, a 40% decrease, in both cases when compared to production in the same period in 2006.

Terry Swift, Chairman and CEO of Swift Energy, remarked, "Swift Energy has started 2007 with another exciting exploration discovery in our South Louisiana region.  The Faria prospect produced over 17 MMcfe/d in recent production tests from two zones in the Bay de Chene field and is another success achieved through our technology led strategy.  We have built an expansive exploration inventory that we will exploit throughout the remainder of the year and over the next several years.  Our principal goal for 2007 is to continue the Swift Energy legacy of growth by meeting our production and reserves targets. Swift Energy’s performance in the first quarter puts us on the path for another great year in 2007.”

Revenues and Expenses

Total revenues for the first quarter of 2007 increased 4% to $141.1 million from the $136.2 million of revenues generated in the first quarter of 2006.  This revenue increase is attributable to Swift Energy’s increased levels of domestic production, offset by lower commodity prices and decreased production in New Zealand.

Depreciation, depletion and amortization expense of $2.72 per thousand cubic feet equivalent (“Mcfe”) in the first quarter 2007 increased from $2.13 per Mcfe in the comparable period in 2006 primarily as a result of increased estimates for future development costs and amortization of increased capital expenditures during the last twelve months.  Lease operating expenses, before severance and ad valorem taxes, were $1.05 per Mcfe in the first quarter 2007, an increase of 20% compared to $0.87 per Mcfe for these expenses in the first quarter of 2006.  The increase was predominately due to increased processing expenses, insurance expenses and general industry inflation.   Also, severance and ad valorem taxes were up appreciably to $0.96 per Mcfe from $0.89 per Mcfe in the comparable period due primarily to Swift Energy’s increased crude oil production in Louisiana, with the commensurate higher severance tax rate on Louisiana crude oil and increased domestic production.

General and administrative expenses increased to $0.49 per Mcfe during the first quarter 2007 from $0.46 per Mcfe in the same period in 2006.  This increase was primarily attributable to increased staffing levels and to expensing of stock-based compensation.  Interest expense increased 9% to $0.39 per Mcfe in the first quarter 2007 compared to $0.35 per Mcfe for the same period in 2006, due to borrowings under our credit facility to fund a portion of our acquisition of additional properties in our South Louisiana region in October of 2006.

Production & Pricing

Swift Energy’s first quarter 2007 production totaled 17.5 Bcfe, an increase of 6% from the 16.6 Bcfe produced in the same quarter of 2006.  First quarter 2007 domestic production increased 19% to 15.2 Bcfe from the 12.8 Bcfe produced in the same quarter in 2006 primarily due to increased production from our South Louisiana region consisting of Lake Washington, Bay de Chene and Cote Blanche Island fields and the five additional fields purchased in the fourth quarter of 2006.  Compared to the fourth quarter 2006, domestic first quarter 2007 production declined 3% from 15.6 Bcfe.  First quarter 2007 New Zealand production of 2.3 Bcfe decreased 40% from production in the same quarter in 2006 and decreased 23% from levels in the fourth quarter of 2006 due to natural production declines, several maintenance items and no drilling activity by the Company in this region.

In the first quarter of 2007, Swift Energy realized an aggregate global average price of $8.05 per Mcfe, a decrease of 1% from first quarter 2006 price levels of $8.14 per Mcfe.  Domestically, the Company realized an aggregate average price of $8.56 per Mcfe, a decrease of 7% from the $9.25 received in the first quarter of 2006.  In the first quarter of 2007, average domestic crude oil prices decreased 4% to $57.87 per barrel from $60.56 per barrel realized in the same period in 2006.  For the same periods, average domestic natural gas prices were $5.92 per thousand cubic feet (“Mcf”), a decrease of 20% from the $7.42 per Mcf domestic average a year earlier.  Prices for natural gas liquids (“NGL”) domestically averaged $39.90 per barrel in the first quarter for a slight increase over first quarter 2006 NGL prices.

In New Zealand, Swift Energy realized an average price of $4.69 per Mcfe in the first quarter 2007, a 6% increase over the $4.41 average received in the first quarter 2006.   The Company’s New Zealand based McKee blend crude oil sold for an average $64.01 per barrel compared to $64.13 per barrel in the same period in 2006.  Meanwhile, the Company had an average realized price of $3.36 per Mcf for its New Zealand natural gas in the first quarter of 2007, a 16% increase from the $2.91 per Mcf received in the comparable 2006 period, and its NGL contracts yielded an average price of $26.96 per barrel for the first quarter 2007 compared to $16.68 per barrel in the first quarter of 2006 or a 62% increase.  A portion of the higher New Zealand natural gas and NGL prices are a function of being denominated in New Zealand dollars, which strengthened in the first quarter against the U.S. dollar.

Operations Update

Swift Energy completed 14 of 16 wells in the first quarter of 2007, all of which were domestic wells.  The Company completed 13 of 15 development wells for a success rate of 87% for the first quarter of 2007.  In the Company’s Lake Washington area in Plaquemines Parish, Louisiana, Swift Energy completed 10 of 12 development wells.  The Company also completed one development well targeting the Olmos sand in its AWP area in McMullen County, Texas. Swift Energy completed 2 development wells in South Bearhead Creek in Beauregard Parish, Louisiana, and both wells are waiting on fracture stimulation and flowline construction to begin production.

The Faria Prospect in Bay de Chene Field in LaFourche Parish, Louisiana is Swift Energy’s first successful exploration well for 2007. The well was drilled to an approximate depth of 13,000 feet and encountered approximately 136 feet of net pay in two zones.  The Faria prospect tested at rates up to 9.8 MMcf per day and 110 barrels of oil per day (“b/d”) in the upper zone with a flowing tubing pressure (“FTP”) of 1,815 psi and up to a rate of 7.6 MMcf per day and 48 b/d of oil at a FTP of 1,692 psi in the lower zone.  This well is expected to begin production later this year.

Borrowing Base

After a regular semi-annual review of its $500 million facility by its bank group, Swift Energy’s borrowing base was increased to $350 million effective May 1, 2007 from its prior level of $250 million. The Company is continuing to maintain its commitment amount at $250 million. Under the terms of its credit facility, the Company can increase the commitment amount up to the total amount of the borrowing base at its discretion.

Price Risk Management

Swift Energy also announced that since its last price risk management update on February 23, 2007, it has continued to enter into numerous price risk management transactions.  The Company now has approximately 40% to 45% of its estimated second quarter domestic natural gas production covered with floors at an average NYMEX strike price of $6.62 per MMbtu.  The Company has also purchased floors that cover 750,000 MMBtu of natural gas in the third quarter at a NYMEX strike price of $7.00 per MMbtu.

Details of Swift Energy’s complete price risk management activities can be found on the Company’s website (www.swiftenergy.com).

Earnings Conference Call
Swift Energy will conduct a live conference call today, May 3, at 9:00 a.m. CDT to discuss first quarter 2007 financial results.  To participate in this conference call, dial 973-339-3086 five to ten minutes before the scheduled start time and indicate your intention to participate in the Swift Energy conference call. A digital replay of the call will be available later on May 3 until May 10, by dialing 973-341-3080 and using pin #8584196. Additionally, the conference call will be available over the Internet by accessing the Company’s website at www.swiftenergy.com and by clicking on the event hyperlink. This webcast will be available online and archived at the Company’s website.

Annual Shareholder Meeting

Swift Energy’s Annual Meeting of Shareholders will be held at 4:00 p.m. CDT on Tuesday, May 8, 2007, at the Wyndham Greenspoint Hotel in the Wedgewood Ballroom on the second floor, 12400 Greenspoint Drive, Houston Texas 77060. The public is invited to attend to hear management’s discussion of 2007 opportunities and operating environment.

Swift Energy Company, founded in 1979 and headquartered in Houston, engages in developing, exploring, acquiring and operating oil and gas properties, with a focus on onshore and inland waters oil and natural gas reserves in Louisiana, Texas as well as oil and natural gas reserves in New Zealand.  Over the Company’s 27-year history, Swift Energy has shown long-term growth in its proved oil and gas reserves, production and cash flow through a disciplined program of acquisitions and drilling, while maintaining a strong financial position.

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  The opinions, forecasts, projections, guidance or other statements other than statements of historical fact, are forward-looking statements.  These statements are based upon assumptions that are subject to change and to risks, especially the adequate availability of skilled personnel, services and supplies, volatility in oil or gas prices, hurricanes or tropical storms affecting operations, and the uncertainty of finding, replacing, developing or acquiring reserves.  Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct.  Certain risks and uncertainties inherent in the Company’s business are set forth in the filings of the Company with the Securities and Exchange Commission.  Estimates of future financial or operating performance provided by the Company are based on existing market conditions and engineering and geologic information available at this time.  Actual financial and operating performance may be higher or lower.  Future performance is dependent upon oil and gas prices, exploratory and development drilling results, engineering and geologic information and changes in market conditions.

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SWIFT ENERGY COMPANY
SUMMARY FINANCIAL INFORMATION
(Unaudited)
(In Thousands Except Production, Per Share, and Price Amounts)

	Three Months Ended
	March 31,
	2007	2006	Percent Change
Revenues:
Oil & Gas Sales	$141,029	$134,953	5%
Other	$64	$1,216	NM
Total Revenue	$141,093	$136,169	4%

Net Income	$27,588	$37,315	(26%)

Basic EPS	$0.92	$1.28	(28%)

Diluted EPS	$0.90	$1.24	(27%)

Net Cash Provided By Operating Activities	$85,966	$83,900	2%

Net Cash Provided By Operating Activities, Per Diluted Share	$2.82	$2.80	1%

Cash Flow Before Working Capital Changes(1) (non-GAAP measure)	$90,584	$91,595	(1%)

Cash Flow Before Working Capital Changes, Per Diluted Share	$2.97	$3.05	(3%)

Weighted Average Diluted Shares Outstanding	30,497	29,996	2%

EBITDA(1) (non-GAAP measure)	$97,512	$99,334	(2%)

Production (Bcfe):	17.5	16.6	6%
Domestic	15.2	12.8	19%
New Zealand	2.3	3.8	(40%)

Realized Price ($/Mcfe):	$8.05	$8.14	(1%)
Domestic	$8.56	$9.25	(7%)
New Zealand	$4.69	$4.41	6%

(1)  See reconciliation on page 6.  Management believes that the non-GAAP measures EBITDA and cash flow before working capital changes are useful information to investors because they are widely used by professional research analysts in the valuation, comparison, rating and investment recommendations of companies within the oil and gas exploration and production industry.  Many investors use the published research of these analysts in making their investment decisions.

Note: Items may not total due to rounding

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 SWIFT ENERGY COMPANY
Reconciliation of GAAP (a) to non-GAAP Measures
 (Unaudited)
(In Thousands)

Below is a reconciliation of EBITDA to Net Income and a reconciliation of Cash Flow Before Working Capital Changes to Net Cash Provided by Operating Activities.
	Three Months Ended
	Mar. 31, 2007	Mar. 31, 2006
NET INCOME TO EBITDA RECONCILIATIONS:

Net Income	$27,588	$37,315	(26%)
Provision for Income taxes	15,146	20,460
Interest Expense, Net	6,745	5,861
Depreciation, Depletion & Amortization(b)	48,033	35,698
EBITDA	$97,512	$99,334	(2%)

	Three Months Ended
	Mar. 31, 2007	Mar. 31, 2006
NET CASH FLOW RECONCILIATIONS:

Net Cash Provided by Operating Activities	$85,967	$83,900	2%
Increases and Decreases In:
Accounts Receivable	(1,599)	9,799
Accounts Payable and Accrued Liabilities	7,261	189
Income Taxes Payable	884	(468)
Accrued Interest	(1,928)	(1,825)
Cash Flow Before Working Capital Changes	$90,585	$91,595	(1%)

(a)	GAAP—Generally Accepted Accounting Principles
(b)	Includes accretion of asset retirement obligation
Note: Items may not total due to rounding

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SWIFT ENERGY COMPANY
SUMMARY BALANCE SHEET INFORMATION
(Unaudited)
(In Thousands)

	As of March 31, 2007	As of December 31, 2006

Assets:
Current Assets:
Cash and Cash Equivalents	$2,963	$1,058
Other Current Assets	91,965	91,515
Total Current Assets	94,928	92,573

Oil and Gas Properties	2,475,474	2,376,968
Other Fixed Assets	30,441	28,041
Less-Accumulated DD&A	(969,634)	(921,697)
	1,536,281	1,483,312
Other Assets	9,485	9,797
	$1,640,694	$1,585,682

Liabilities:
Current Liabilities	$122,586	$145,975
Long-Term Debt	414,000	381,400
Deferred Income Taxes	239,357	224,967
Asset Retirement Obligation	34,122	33,695
Lease Incentive Obligation	1,668	1,728
Stockholders’ Equity	828,961	797,917
	$1,640,694	$1,585,682

Note: Items may not total due to rounding

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SWIFT ENERGY COMPANY
SUMMARY INCOME STATEMENT INFORMATION
(Unaudited)
In Thousands Except Per Mcfe Amounts

	Three Months Ended		Three Months Ended
	Mar. 31, 2007	Per Mcfe	Mar. 31, 2006	Per Mcfe

Revenues:
Oil & Gas Sales	$141,029	$8.05	$134,953	$8.14
Other Revenue	64	0.00	1,216	0.07
	141,093	8.06	136,169	8.21

Costs and Expenses:
General and administrative, net	8,529	0.49	7,687	0.46
Depreciation, Depletion & Amortization	47,647	2.72	35,406	2.13
Accretion of asset retirement obligation (ARO)	386	0.02	292	0.02
Lease Operating Costs	18,304	1.05	14,394	0.87
Severance & Other Taxes	16,748	0.96	14,754	0.89
Interest Expense, Net	6,745	0.39	5,861	0.35
Total Costs & Expenses	98,359	5.62	78,394	4.73

Income before Income Taxes	42,734	2.44	57,775	3.48
Provision for Income Taxes	15,146	0.86	20,461	1.23
Net Income	$27,588	$1.58	$37,315	$2.25

Additional Information:
Capital Expenditures	$113,374		$77,963
Capitalized Geological & Geophysical	$7,710		$5,375
Capitalized Interest Expense	$2,505		$2,128
Deferred Income Tax	$15,120		$19,992

Note: Items may not total due to rounding

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SWIFT ENERGY COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOW
(Unaudited)
(In Thousands)
	Three Months Ended,
	March 31, 2007	March 31, 2006

Cash Flows From Operating Activities:
Net Income	$27,588	$37,315
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities -
Depreciation, Depletion, and Amortization	47,647	35,406
Accretion of Asset Retirement Obligation (ARO)	386	292
Deferred Income Taxes	15,120	19,992
Stock-based Compensation	2,431	1,710
Other	(2,587)	(3,120)
Change in Assets and Liabilities -
(Increase) decrease in Accounts Receivable,	1,599	(9,799)
Increase in Accounts Payable and Accrued Liabilities	(7,261)	(189)
Increase (decrease) in Income Taxes Payable	(884)	468
Increase in Accrued Interest	1,928	1,825

Net Cash Provided by Operating Activities	85,967	83,900

Cash Flows From Investing Activities:
Additions to Property and Equipment	(113,374)	(77,963)
Proceeds from the Sale of Property and Equipment	89	46
Net Cash Distributed as Operator of Oil & Gas Properties	(3,945)	(5,588)
Net Cash Received as Operator of Partnerships and Joint Ventures	467	340
Other	--	(48)

Net Cash Used in Investing Activities	(116,763)	(83,213)

Cash Flows From Financing Activities:
Net Proceeds from Bank Borrowings	32,600	--
Net Proceeds from Issuance of Common Stock	1,029	985
Excess Tax Benefits from stock-based Awards	--	550
Purchase of Treasury Shares	(928)	--

Net Cash Provided by Financing Activities	32,701	1,535

Net Increase in Cash and Cash Equivalents	1,905	2,222

Cash and Cash Equivalents at the Beginning of the Period	1,058	53,005

Cash and Cash Equivalents at the End of the Period	$2,963	$55,227

Note: Items may not total due to rounding

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SWIFT ENERGY COMPANY
OPERATIONAL INFORMATION
QUARTERLY COMPARISON -- SEQUENTIAL & YEAR-OVER-YEAR
(Unaudited)

	Three Months Ended
	March 31, 2007	Dec. 31, 2006	Percent Change	Three Months Ended March 31, 2006	Percent Change

Total Company Production:
Oil & Natural Gas Equivalent (Bcfe)	17.51	18.58	(6%)	16.59	6%
Natural Gas (Bcf)	5.42	5.66	(4%)	6.01	(10%)
Crude Oil (MBbl)	1,836	1,951	(6%)	1,611	14%
NGL (MBbl)	180	203	(11%)	152	18%

Domestic Production:
Oil & Natural Gas Equivalent (Bcfe)	15.21	15.61	(3%)	12.76	19%
Natural Gas (Bcf)	3.77	3.63	4%	3.30	14%
Crude Oil (MBbl)	1,773	1,855	(4%)	1,487	19%
NGL (MBbl)	133	141	(6%)	90	47%

New Zealand Production:
Oil & Natural Gas Equivalent (Bcfe)	2.31	2.98	(23%)	3.83	(40%)
Natural Gas (Bcf)	1.65	2.03	(19%)	2.71	(39%)
Crude Oil (MBbl)	62	96	(35%)	124	(50%)
NGL (MBbl)	48	62	(23%)	62	(23%)

Total Company Average Prices:
Combined Oil & Natural Gas ($/Mcfe)	$ 8.05	$ 7.98	1%	$ 8.14	(1%)
Natural Gas ($/Mcf)	$ 5.14	$ 5.14	(0%)	$ 5.38	(4%)
Crude Oil ($/Bbl)	$ 58.07	$ 57.88	0%	$ 60.83	(5%)
NGL ($/Bbl)	$ 36.48	$ 30.79	18%	$ 30.34	20%

Domestic Average Prices:
Combined Oil & Natural Gas ($/Mcfe)	$ 8.56	$ 8.61	(1%)	$ 9.25	(7%)
Natural Gas ($/Mcf)	$ 5.92	$ 6.20	(4%)	$ 7.42	(20%)
Crude Oil ($/Bbl)	$ 57.87	$ 57.82	0%	$ 60.56	(4%)
NGL ($/Bbl)	$ 39.90	$ 32.82	22%	$ 39.75	0%

New Zealand Average Prices:
Combined Oil & Natural Gas ($/Mcfe)	$ 4.69	$ 4.65	1%	$ 4.41	6%
Natural Gas ($/Mcf)	$ 3.36	$ 3.24	4%	$ 2.91	16%
Crude Oil ($/Bbl)	$ 64.01	$ 59.02	8%	$ 64.13	0%
NGL ($/Bbl)	$ 26.96	$ 26.17	3%	$ 16.68	62%

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SWIFT ENERGY COMPANY
SECOND QUARTER AND FULL YEAR 2007
GUIDANCE ESTIMATES

	Actual For First Quarter 2007	Guidance For Second Quarter 2007	Guidance For Full Year 2007

Production Volumes (Bcfe)	17.5	17.3 - 18.2	75.0 – 77.0
Domestic Volumes (Bcfe)	15.2	15.3 - 15.8	65.0 – 68.0
New Zealand Volumes (Bcfe)	2.3	2.0 - 2.4	8.0 – 9.0
Production Mix:
Domestic
Natural Gas (Bcf)	3.8	3.8 – 4.1	17.0 – 18.5
Crude Oil (MBbl)	1,773	1,775 - 1,800	7,400 – 7,600
Natural Gas Liquids (MBbl)	133	135 – 150	575 - 650
New Zealand
Natural Gas (Bcf)	1.7	1.4 – 1.65	5.6 – 6.3
Crude Oil (MBbl)	62	55 - 75	250 - 275
Natural Gas Liquids (MBbl)	48	45 - 55	150 - 175
Product Pricing (Note 1):
Domestic Pricing:
Natural Gas (per Mcf) NYMEX differential (Note 2)	($0.85)	($1.00) - ($1.75)	($1.00) - ($2.00)
Crude Oil (per Bbl) NYMEX differential (Note 3)	($0.36)	($3.00) - ($4.00)	($3.00) - ($4.00)
NGL (per Bbl) Percent of NYMEX Crude	69%	60% - 65%	55% - 65%
New Zealand Pricing:
Natural Gas (per Mcf) (Note 4)	$3.36	$3.00 -- $3.25	$2.85 -- $3.25
Crude Oil (per Bbl) NYMEX differential (Note 3 & 5)	$5.78	($2.50) - $0.00	($2.50) - $0.00
NGL (per Bbl) Contract Price (Note 6)	$26.96	$22.50 - $24.50	$20.00 - $24.00
Oil & Gas Production Costs:
Domestic
Lease Operating Costs (per Mcfe)	$1.03	$1.05 - $1.10	$1.00 - $1.05
Severance & Ad Valorem Taxes (as % of Revenue dollars)	12.3%	11.5% - 12.5%	11.5% - 12.5%
New Zealand
Lease Operating Costs (per Mcfe)	$1.12	$1.15 - $1.20	$1.10 - $1.20
Government Royalty (as % of Revenue dollars)	6.5%	8.0% - 9.0%	7.0% - 9.0%

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SWIFT ENERGY COMPANY
SECOND QUARTER AND FULL YEAR 2007
GUIDANCE ESTIMATES
(In Thousands Except Per Production Unit Amounts)

	Actual For First Quarter 2007	Guidance For Second Quarter 2007	Guidance For Full Year 2007
Other Costs:
G&A per Mcfe	$0.49	$0.48 - $0.53	$0.50 - $0.55
Interest Expense per Mcfe	$0.39	$0.41 - $0.44	$0.37 - $0.41
DD&A per Mcfe	$2.72	$2.75 - $2.80	$2.75 - $2.85
Supplemental Information:
Capital Expenditures
Operations	$103,159	$105,200 - $113,200	$317,000 - $368,000
Acquisition/Dispositions, net	$ --	$0 - $0	$(5,000– $10,000)
Capitalized G&G (Note 7)	$ 7,710	$ 7,500 - $ 9,000	$ 28,000 - $ 30,000
Capitalized Interest	$ 2,505	$ 2,500 - $ 2,800	$ 10,000 - $12,000
Total Capital Expenditures	$113,374	$115,200 - $125,000	$350,000 - $400,000

Basic Weighted Average Shares	29,830	30,100 - 30,500	30,200 - 30,600
Diluted Computation:
Weighted Average Shares	30,497	30,600 - 31,000	31,000 - 31,400

Effective Tax Rate (Note 8)	35.4%	37.0% - 39.0%	37.0% - 38.0%
Deferred Tax Percentage	90%	80% - 90%	80% - 90%

Note 1:	Swift Energy now maintains all its current price risk management instruments (hedge positions) on its Hedge Activity page on the Swift Energy website (www.swiftenergy.com).
Note 2:	Average of monthly closing Henry Hub NYMEX futures price for the respective contract months, included in the period, which best benchmarks the 30-day price received for domestic natural gas sales.
Note 3:	Average of daily WTI NYMEX futures price during the calendar period reflected which best benchmarks the daily price received for the majority of domestic crude oil sales.
Note 4:	Fixed contractual prices with major power generators in New Zealand, subject to currency exchange rate.
Note 5:	New Zealand crude oil benchmarked to TAPIS, which is typically discounted within a $0.50 to $1.00 range of WTI NYMEX.
Note 6:	Fixed contractual price with RockGas Limited in New Zealand, subject to currency exchange rate.
Note 7:	Does not include capitalized acquisition costs, incorporated in acquisitions when occurred.
Note 8:	Effective Tax rate guidance does not include any New Zealand currency exchange fluctuations.

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  The opinions, forecasts, projections, guidance or other statements other than statements of historical fact, are forward-looking statements.  These statements are based upon assumptions that are subject to change and to risks, especially the uncertainty of finding, replacing, developing or acquiring reserves; adequate availability of skilled personnel, services and supplies, hurricanes or tropical storms affecting operations, and volatility in oil or gas prices.  Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct.  Certain risks and uncertainties inherent in the Company’s business are set forth in the filings of the Company with the Securities and Exchange Commission.  Estimates of future financial or operating performance provided by the Company are based on existing market conditions and engineering and geologic information available at this time.  Actual financial and operating performance may be higher or lower.  Future performance is dependent upon oil and gas prices, exploratory and development drilling results, engineering and geologic information and changes in market conditions.

        16825 Northchase Drive, Suite 400, Houston TX 77060

        www.swiftenergy.com